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                            FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 11, 1999, by and between WATKINS CONTRACTING, INC., a Nevada corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 10, 1998, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 1.1(a) is hereby amended by deleting "Exhibit A attached hereto" as the Line of Credit Note exhibit reference, and by substituting "Exhibit A to the First Amendment to this agreement" for said reference.

         2. Section 4.3 is hereby deleted in its entirety, and the following substituted therefor:


                  "(a) not later than 20 days after and as of the end of each month, a borrowing base certificate, an aged listing of accounts receivable with a breakdown of retention on each job, and an aging of accounts payable with a breakout of sub-contracts payable and retention to subcontractors and suppliers;"

         3. Section 4.9 is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined


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         commencing with Borrower's financial statements for the period ending
         April 30, 1999:

                  (a) Current Ratio not at any time less than 1.00 to 1.0, with "Current Ratio" defined as total current assets divided by total current liabilities.

                  (b) Tangible Net Worth not at any time less than $1,050,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

                  (c) Total Liabilities divided by Tangible Net Worth not at any time greater than 5.0 to 1.0 from the date of this agreement up through May 31, 1999; and 4.0 to 1.0 at all times thereafter, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

                  (d) Net income after taxes not less than $1.00 on an monthly basis beginning with the month ending March 30, 1999, determined as of each month end."

         4. Section 5.2 is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof."

         5. Section 5.5 is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity or paid out any management fees, except any of



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         the foregoing existing as of, and disclosed to Bank prior to, the date hereof."

         6. The following is hereby added to the Credit Agreement as Section
5.7:

                  "SECTION 5.7. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding."

         7. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         8. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                      WELLS FARGO BANK,
WATKINS CONTRACTING, INC.                             NATIONAL ASSOCIATION

By: /s/ Greg S. Watkins                               By: /s/ David Bruen
    --------------------                                  ---------------
    Greg S. Watkins                                       David Bruen
     President                                            Vice President


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